ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES NC 2005-HE8

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse First Boston LLC.

PRELIMINARY COLLATERAL SUMMARY

September 27, 2005

$[1,500,000,000] (+/- 10%)

(Approximate)

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES NC 2005-HE8

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES NC 2005-HE8

Issuer

ASSET BACKED SECURITIES CORPORATION

Depositor

DLJ MORTGAGE CAPITAL, INC.

Seller

Mortgage Originator

Servicer

Master Servicer

**Subject to Revision**

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES NC 2005-HE8

Disclaimer

The information contained in the attached materials (the “Information”) has been provided by Credit Suisse First Boston LLC (“CSFB”).

The Information contained herein is preliminary and subject to change.   The Information does not include all of the information required to be included in the final prospectus relating to the certificates.  As such, the Information may not reflect the impact of all structural characteristics of the certificates.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Prospective investors in the certificates should read the relevant documents filed, or to be filed, with the Securities and Exchange Commission (the “Commission”) because they contain important information.  Such documents may be obtained without charge at the Commission’s website.  Although a registration statement (including the base prospectus) relating to the certificates discussed in this communication has been filed with the Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not yet been filed with the Commission.  Prospective purchasers are recommended to review the final prospectus and prospectus supplement relating to the certificates (“Offering Documents”) discussed in this communication.

Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the CSFB Trading Desk at (212) 538-8373 or from the Commission’s website.

There shall not be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Preliminary Deal Characteristics

Expected Cut-off Date:	[October 1, 2005]
Expected Pricing:	[October [ ], 2005]
Mortgage Originator:	New Century Mortgage Corp.
Seller:	DLJ Mortgage Capital, Inc.
Depositor:	Asset Backed Securities Corporation
Expected Settlement:	On or about [October 28, 2005] (“the Closing Date”)
Expected Legal Final Maturity:	[October 25, 2035]
Primary Servicer:	Select Portfolio Servicing, Inc.
Master Servicer (Hot Back-up):	Wells Fargo Bank, N.A.
Trustee:	U.S. Bank
Lead Underwriter:	Credit Suisse First Boston LLC
Co-Manager:	TBD
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing on [November 26, 2005].

MORTGAGE LOANS

The Mortgage Loans primarily consist of first lien 2/28, 3/27 and 5/25 adjustable rate loans, first lien and second lien fixed rate closed-end home equity loans, and interest-only loans.  The 2/28, 3/27 and 5/25 adjustable rate loans are primarily subject to semi-annual interest rate adjustments after an initial twenty-four, thirty-six and sixty month period, respectively.  The obligations of the Borrower under each mortgage are secured by the related property.

The information concerning the Mortgage Loans presented below is based on a statistical pool of loans originated through September 2005.  The final pool will be approximately $[1,500,000,000] (+/-10%) and the characteristics noted below are representative of the final pool, but are subject to variances based on final delivery.

ABSC NC 2005-HE8 Summary

Characteristics	Total Collateral Summary	FNMA Conforming Collateral Summary	Non-Conforming Collateral Summary	Fixed Collateral Summary	ARM Collateral Summary

Current Balance	$1,480,005,702	$783,909,510	$696,096,193	$329,526,000	$1,150,479,702
Number of Loans	8,172	4,898	3,274	2,913	5,259
Average Current Balance	$181,107	$160,047	$212,613	$113,123	$218,764
Interest Only Loans	27.78%	25.35%	30.52%	0.00%	35.74%
Fixed Rate Loans	22.27%	23.80%	20.54%	100.00%	0.00%
Adjustable Rate Loans	77.73%	76.20%	79.46%	0.00%	100.00%
W.A. Coupon	7.264%	7.276%	7.251%	7.499%	7.197%
W.A. Margin	5.827%	5.806%	5.850%	0.000%	5.827%
W.A. Maximum Rate	14.191%	14.199%	14.183%	0.000%	14.191%
W.A. Initial Rate Adjustment Cap	1.498%	1.497%	1.499%	0.000%	1.498%
W.A. Periodic Rate Adjustment Cap	1.498%	1.497%	1.498%	0.000%	1.498%
W.A. Original LTV/CLTV	81.43%	80.99%	81.93%	80.79%	81.61%
W.A. Original Term	357	357	357	348	360
W.A. Remaining Term	357	357	357	347	360
Non-Zero W.A. FICO	622	621	623	632	619
WA DTI	40.56%	40.39%	40.75%	39.60%	40.84%
Owner Occupied	91.14%	91.12%	91.16%	98.45%	89.04%
Prepayment Penalty Percentage	70.18%	70.04%	70.35%	76.05%	68.50%
First Lien Percentage	95.99%	95.59%	96.44%	81.98%	100.00%
Second Lien Percentage	4.01%	4.41%	3.56%	18.02%	0.00%
Top 5 States	CA (35.22%) FL (9.66%) NY (5.38%) NJ (4.34%) MA (4.21%)	CA (25.90%) FL (10.83%) AZ (5.14%) MA (5.06%) NY (5.04%)	CA (45.72%) FL (8.34%) NY (5.75%) TX (3.70%) NJ (3.69%)	CA (26.37%) FL (11.30%) TX (10.50%) NY (7.37%) PA (3.00%)	CA (37.76%) FL (9.19%) MA (4.86%) NY (4.80%) NJ (4.76%)
Conforming By Balance Percentage	75.56%	100.00%	48.05%	94.81%	70.05%